EXHIBIT 21
LIST OF SUBSIDIARIES
Subsidiaries of Ashland Inc. (“AI”) at September 30, 2009, included the companies listed below.  Ashland has numerous unconsolidated affiliates, which are primarily accounted for on the equity method, and majority-owned consolidated subsidiaries in addition to the companies listed below.  Such affiliates and subsidiaries are not listed below since they would not constitute a significant subsidiary considered in the aggregate as a single entity.

Company	Jurisdiction of Incorporation	Immediate Parent*

Aqualon Company ........................................................................................................................	Delaware	HI 99.4182% - WSP 0.5818%
ASH GP LLC (“ASH GP”).............................................................................................................	Delaware	AIHI
ASH LP LLC (“ASH LP”).............................................................................................................	Delaware	AIHI
Ashland Brasil Ltda. (“ABL”) .......................................................................................................	Brazil	AHBV
Ashland Canada Corp. (“ACC”).....................................................................................................	Nova Scotia, Canada	ACHBV
Ashland Canada Holdings B.V. (“ACHBV”) ...................................................................................	Netherlands	AHBV
Ashland (Changzhou) Advanced Chemical Co., Ltd. ......................................................................	China	ACHC
Ashland (China) Holdings Co., Ltd. (“ACHC”) ..............................................................................	China	ACC
Ashland Chemical Hispania, S.L.....................................................................................................	Spain	AIHI
Ashland Chimie France SAS (“ACF”).............................................................................................	France	AF
Ashland Deutschland GmbH (“ADG”) ...........................................................................................	Germany	AIHI
Ashland-Especialidades Quimicas Ltda............................................................................................	Brazil	AHBV
Ashland Finland Oy .......................................................................................................................	Finland	AHBV 51% - ACC 49%
Ashland France SAS (“AF”) ...........................................................................................................	France	AHBV
Ashland Holdings B.V. (“AHBV”) .................................................................................................	Netherlands	ATCV
Ashland International Holdings, Inc. (“AIHI”)...............................................................................	Delaware	AI
Ashland Italia S.p.A. .....................................................................................................................	Italy	AHBV
Ashland Japan Co., Ltd. ................................................................................................................	Japan	AIHI
Ashland Mauritius Corporation ................ ....................................................................................	Mauritius	ACC
Ashland Nederland B.V. .................................................................................................................	Netherlands	AHBV
Ashland Polyester SAS ..................................................................................................................	France	ACF
Ashland Resinas Ltda. ...................................................................................................................	Brazil	ABL
Ashland Services B.V. ....................................................................................................................	Netherlands	AHBV
Ashland Sweden AB .......................................................................................................................	Sweden	AHBV
Ashland UK Limited .....................................................................................................................	United Kingdom	AHBV
Ashmont Insurance Company, Inc. ...............................................................................................	Vermont	AI
AshOne C.V. (“AOCV”) ................................................................................................................	Netherlands	ASH LP 1% - AIHI 98% - ASH GP 1%
AshTwo C.V. (“ATCV”) ...............................................................................................................	Netherlands	AIHI 10% - AOCV 89% - ASH GP 1%
AshThree LLC ..............................................................................................................................	Delaware	AI
Beijing Tianshi Special Chemical Technique Co., Ltd. ...................................................................	China	ACHC
CVG Capital II LLC ......................................................................................................................	Delaware	AI
Drew Ameroid Deutschland GmbH ................................................................................................	Germany	ADG
Hercules Beringen BVBA (“HBBV”) ..............................................................................................	Belgium	HH
Hercules BV (“HBV”) ....................................................................................................................	Netherlands	HINBV
Hercules Canada, Inc. ....................................................................................................................	Canada	ACHBV
Hercules Chemical BV ...................................................................................................................	Netherlands	HBV
Hercules Doel BVBA (“HD”) ........................................................................................................	Belgium	HBBV 99.88% - HH 0.12%
Hercules Europe BVBA .................................................................................................................	Belgium	HH 79.54% - HBBV 8.76% - HD 11.7%
Hercules Holding BV BVBA (“HH”) ..............................................................................................	Belgium	HINBV
Hercules Incorporated (“HI”) ........................................................................................................	Delaware	AI
Hercules International GmbH ........................................................................................................	Switzerland	HBV
Hercules International Trade Corporate Limited ...........................................................................	Bahamas	HI 96% - HPH 4%
Hercules Investments Netherlands B.V. (“HINBV”) ......................................................................	Netherlands	HIS
Hercules Investments Sarl (“HIS”) ................................................................................................	Luxembourg	HI
Hercules Paper Holdings, Inc. (“HPH”) ........................................................................................	Delaware	HI
Iberia Ashland Chemical S. A. .......................................................................................................	Spain	AIHI
Valvoline (Australia) Pty. Limited ................................................................................................	Australia	AHBV
Valvoline (Deutschland) GmbH & Co. Kg ......................................................................................	Germany	ADG
Valvoline International, Inc ..........................................................................................................	Delaware	AIHI
WSP, Inc. (“WSP”) ......................................................................................................................	Delaware	HI
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*100% of the voting securities are owned by the immediate parent except as otherwise indicated.